Exhibit 99.1
Motorola Solutions Reports Second-Quarter 2026 Financial Results
Company again raises full-year revenue and earnings outlook following record Q2 revenue, earnings and backlog

•Sales of $3.1 billion, up 13% versus a year ago
◦Products and Systems Integration sales up 15%
◦Software and Services sales up 10%
•GAAP earnings per share ("EPS")2 of $3.33, up 10% versus a year ago
•Non-GAAP1 EPS2 of $4.41, up 24% versus a year ago
•Operating cash flow of $469 million, up $197 million versus a year ago
•Record Q2 ending backlog of $15.6 billion, up 11% versus a year ago
•Entered into a definitive agreement to acquire D-Fend Solutions ("D-Fend") for $1.5 billion

CHICAGO – August 5, 2026 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2026.

“Q2 was exceptional across the board,” said Greg Brown, chairman and CEO, Motorola Solutions. “This performance, along with record Q2 orders, is driving very strong momentum into the second half of this year.”
KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q2 2026	Q2 2025	% Change
Sales	$3,133	$2,765	13%
GAAP
Operating Earnings[2]	$809	$692	17%
% of Sales[2]	25.8%	25.0%
EPS[2]	$3.33	$3.04	10%
Non-GAAP[1]
Operating Earnings[2]	$1,032	$818	26%
% of Sales[2]	32.9%	29.6%
EPS[2]	$4.41	$3.57	24%
Products and Systems Integration Segment
Sales	$1,908	$1,653	15%
GAAP Operating Earnings[2]	$453	$363	25%
% of Sales[2]	23.7%	22.0%
Non-GAAP[1] Operating Earnings[2]	$599	$442	36%
% of Sales	31.4%	26.7%
Software and Services Segment
Sales	$1,225	$1,112	10%
GAAP Operating Earnings	$356	$329	8%
% of Sales	29.1%	29.6%
Non-GAAP[1] Operating Earnings	$433	$376	15%
% of Sales	35.3%	33.8%
1 Non-GAAP financial information excludes the after-tax impact of approximately $1.08 per diluted share related to highlighted items, share-based compensation expense and intangible assets amortization expense. Details regarding these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.
2 Inclusive of a $60M (pre-tax) benefit, or $0.25 per share, related to the International Economic Emergency Powers Act ("IEEPA") refunds recorded during the quarter.

OTHER SELECTED FINANCIAL RESULTS

•Revenue - Sales were $3.1 billion, up 13% from the year-ago quarter driven by growth in North America and International. Revenue from acquisitions was $243 million and foreign currency tailwinds were $35 million in the quarter. The Products and Systems Integration segment grew 15% driven by growth in Mission Critical Networks ("MCN") and Video Security and Access Control ("Video"). The Software and Services segment grew 10% driven by growth in MCN, Command Center and Video.
•Operating margin - GAAP operating margin was 25.8% of sales, up from 25.0% in the year-ago quarter and Non-GAAP operating margin was 32.9% of sales, up 330 basis points from 29.6% a year ago. The increase in both GAAP and non-GAAP operating margin was driven by higher sales and improved operating leverage, inclusive of higher direct material costs and a $60 million benefit, or 190 bps, from IEEPA refunds recorded during the quarter.
•Taxes - The GAAP effective tax rate during the quarter was 24.8%, versus 24.3% in the year-ago quarter and the non-GAAP effective tax rate was 22.6%, versus 23.5% in the year-ago quarter. The decrease in the non-GAAP effective tax rate was primarily driven by a higher deduction for income generated from export sales recognized in the current quarter.
•Cash flow - Operating cash flow was $469 million, compared to $272 million in the year-ago quarter, and free cash flow was $414 million, compared to $224 million in the year-ago quarter. Both the operating cash flow and free cash flow for the quarter increased primarily due to higher earnings, net of non-cash charges and lower tax payments, partially offset by higher investments in inventory.
•Capital allocation - During the quarter, the company repurchased $326 million of common stock at an average price of $413.53 per share, paid $201 million in cash dividends and invested $55 million in capital expenditures. The company also entered into a definitive agreement to acquire D-Fend Solutions ("D-Fend"), an industry leader in counter-drone technology, for $1.5 billion.
•Backlog - The company ended the quarter with record Q2 backlog of $15.6 billion, up 11% or $1.5 billion from the year-ago quarter driven by record Q2 orders. Products and Systems Integration segment backlog was up $329 million, or 10%, driven primarily by strong demand in MCN and Video. Software and Services segment backlog was up $1.2 billion, or 11%, driven by strong demand across all three technologies.

NOTABLE WINS AND ACHIEVEMENTS

Products and Systems Integration
•$52 million P25 systems order for a U.S. federal customer
•$36 million P25 device and SVX order for a U.S. federal customer
•$34 million P25 system upgrade for a U.S. state and local customer
•$22 million P25 system upgrade for St. Louis County, MO
•$20 million P25 device order for Atlanta, GA
•$17 million P25 device order for Miami-Dade Corrections, FL

Software and Services
•$25 million mobile video order for the Florida Highway Patrol
•$24 million mobile video order for Kansas City Police Dept, MO
•$24 million P25 services order for a North American energy company
•$20 million Command Center order for the State of Montana Dept of Justice
•$16 million P25 services order for Fulton County, GA
•$14 million Command Center order for Hillsborough County, FL

BUSINESS OUTLOOK

•Third quarter 2026 - The company expects revenue growth of approximately 8% compared to the third quarter of 2025 and non-GAAP EPS between $4.39 and $4.44 per share. This assumes approximately 168 million of fully diluted shares and a non-GAAP effective tax rate of approximately 23%.
•Full-year 2026 - The company now expects revenue of approximately $12.975 billion, up from its prior guidance of $12.8 billion and non-GAAP EPS between $17.62 and $17.72 per share, up from the prior guidance of between $16.87 and $16.99 per share. This outlook assumes approximately 168 million of fully diluted shares and a non-GAAP effective tax rate between 22% and 22.5%.

The company has not quantitatively reconciled its guidance for forward-looking non-GAAP measurements in this news release to their most comparable GAAP measurements because the company does not provide specific guidance for the various reconciling items as certain items that impact these measurements have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial measurement is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

RECENT EVENTS
MACROECONOMIC ENVIRONMENT UPDATE
The global trade landscape continues to shift rapidly, including evolving tariffs and import/export regulations, such as restrictions around rare earth minerals, trade barriers and trade disputes.
On February 20, 2026, a U.S. Supreme Court ruling invalidated tariffs imposed under the International Emergency Economic Powers Act (“IEEPA”). On April 20, 2026, the U.S. Customs and Border Protection launched a system to process IEEPA tariff refund claims. Following the implementation of this system, the company determined that the recovery of a portion of these refunds is now probable. Accordingly, during the quarter ended July 4, 2026, the company recognized a favorable adjustment of $60 million recorded within Cost of sales in its Condensed Consolidated Statements of Operations.

In addition, the company is experiencing higher costs for memory in its products which is a result of substantial demand in the market driven by AI. As a result, the company continues to observe elevated volatility and uncertainty around the global supply chain. The company engages with global suppliers across a diverse network of locations around the world. The company is actively managing its inventory and continues to work with its global supply base to mitigate its exposure to elevated volatility and uncertainty from these rising memory costs, as well as global tariffs and import/export regulations that have developed, and which may continue to develop, to ensure supply continues at levels necessary to meet its current customer demand. The company expects inventory levels to remain elevated as it mitigates this dynamic supply chain environment. The current environment has led to increased costs on materials and components, for which the company continues to develop mitigation actions going forward.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Time (5 p.m. U.S. Eastern Time) on Wednesday, August 5. The conference call will be webcast live at www.motorolasolutions.com/investors. An archive of the webcast will be available for a limited period of time thereafter.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q2 2026	Q2 2025
Net sales	$3,133	$2,765
Gross margin	$1,678	$1,413
Operating earnings	$809	$692
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	$557	$513
Diluted EPS	$3.33	$3.04
Weighted average diluted common shares outstanding	167.2	168.8

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with accounting principles generally accepted in the U.S. ("GAAP") included in this news release, Motorola Solutions also has included non-GAAP measurements of results, including free cash flow, non-GAAP operating earnings, non-GAAP EPS, non-GAAP operating margin, non-GAAP net earnings attributable to MSI, non-GAAP tax rate, and organic revenue. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period-to-period and allow better comparisons of its operating performance to that of its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate the performance of its businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes these measurements enable it to make better period-to-period evaluations of the financial performance of its core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, GAAP measurements.

Reconciliations: Details and reconciliations of such non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this news release.

Free cash flow: Free cash flow represents net cash provided by operating activities less capital expenditures. The company believes that free cash flow is useful to investors as the basis for comparing its performance and coverage ratios with other companies in the company's industries, although the company's measure of free cash flow may not be directly comparable to similar measures used by other companies. This measure is also used as a component of incentive compensation.

Organic Revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters. The company believes organic revenue provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Non-GAAP operating earnings, non-GAAP EPS, non-GAAP operating margin and non-GAAP net earnings attributable to MSI each excludes highlighted items, including share-based compensation expenses and intangible assets amortization expense, as follows:

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction fees, tangible and intangible asset impairments, reorganization of business charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, Hytera-related legal expenses, gains and losses on the extinguishment of debt, adjustments to contingent earnout, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Hytera-Related Legal Expenses: In 2017, the company filed a complaint against Hytera Communications Corporation Limited of Shenzhen, China; Hytera America, Inc.; and Hytera Communications America (West), Inc. (collectively, "Hytera"), in the U.S. District Court for the Northern District of Illinois (the "District Court"), alleging trade secret theft and copyright infringement, and seeking injunctive relief. In 2020, a jury decided in the company's favor, ultimately resulting in an award to the company of $543.7 million, plus $51.1 million in pre-judgment interest and $2.6 million in costs, as well as $34.2 million in attorneys' fees.
In 2024, after both parties appealed to the U.S. Court of Appeals for the Seventh Circuit (the "Court of Appeals"), the Court of Appeals, among other items, affirmed the District Court's award of $407.4 million in damages under the Defend Trade Secrets Act, and directed the District Court to recalculate and reduce its award of $136.3 million in copyright infringement damages, which remains subject to ruling by the District Court. As of July 4, 2026, as a result of this civil litigation and 2020 bankruptcy proceedings by Hytera America, Inc. and Hytera Communications America (West), Inc., Hytera had paid $232 million against this award, $60 million of which was paid in the first half of 2026. These payments were recorded as a gain within Other charges within the Consolidated Statement of Operations.

Further, in 2022, the District Court ordered Hytera to pay the company a forward-looking reasonable royalty on Hytera’s products (“I-Series”) that use the company’s stolen trade secrets, applicable to I-Series products sold from July 1, 2019 forward. In 2024, the company received royalties of $61 million related to the I-Series products, which was recorded as a gain within Other charges within the Consolidated Statement of Operations. Beginning in 2025, a favorable ruling in a related legal proceeding in the District Court (which Hytera has subsequently appealed to the Court of Appeals) also ordered Hytera to pay the company for Hytera’s continued use of the company’s trade secrets and copyrighted source code in Hytera’s currently shipping products (“H-Series”), and Hytera has subsequently reported to the company approximately $116 million in royalties subject to the Court's order. While several aspects of the court proceedings related to the H-Series are subject to appeal, the company continues to seek collection of the amounts owed by Hytera through the ongoing legal process.

Management typically considers legal expenses associated with defending the company's intellectual property as “normal and recurring.” Since 2020, the company has believed that Hytera-related legal expenses have not been part of its “normal and recurring” legal expenses incurred to operate its business and has accordingly excluded such expenses from its GAAP operating Income. In addition, as any contingent or actual gains associated with the Hytera litigation are recognized, they will be similarly excluded from the company's non-GAAP operating income, consistent with the company's treatment of the approximately $15 million realized in 2022, $61 million realized in 2024, $157 million realized in 2025, and $60 million realized in the first half of 2026. The company believes after the jury award, the presentation of excluding both Hytera-related legal expenses and gains related to awards better aligns with how management evaluates the company's ongoing underlying business performance.

Share-based compensation expenses: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

FORWARD LOOKING STATEMENTS
This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full-year of 2026; and the impact of changes in the global trade environment, the dynamic supply chain environment and the memory market on Motorola Solutions' business, and Motorola Solutions' actions in response thereto (including with respect to inventory levels). Motorola Solutions cautions the reader that the risks and uncertainties below, as well as those in Part I Item 1A of Motorola Solutions’ 2025 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com/investors, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (i) impact of current global economic and political conditions in the markets in which the company operates; (ii) increased areas of risk, increased competition and additional compliance obligations associated with the introduction of new or enhanced products and services in our segments; (iii) challenges relating to the use of artificial intelligence ("AI") in our products and services; (iv) impact of catastrophic events on our business or our customers' or suppliers' business; (v) the effectiveness of our strategic acquisitions, including the integrations of such acquired businesses; (vi) the inability of our products to meet our customers’ expectations or regulatory or industry standards, or actual or perceived systems or service failures of our products and services; (vii) our inability to purchase a sufficient amount of materials, parts, and components, as well as software and services, at acceptable prices to meet the demands of our customers, and any disruption to our suppliers or significant increase in the price of supplies; (viii) risks related to our large, multi-year system and services contracts; (ix) the global nature of our employees, customers, suppliers and outsource partners; (x) our use of third-parties to develop, design and/or manufacture many of our components and some of our products, and to perform portions of our business operations; (xi) the inability of our subcontractors to perform in a timely and compliant manner or adhere to our Human Rights Policy; (xii) inability to attract and retain senior management and key employees; (xiii) evolving and sometimes conflicting expectations from investors, customers, lawmakers, regulators and other stakeholders regarding social and sustainability considerations and disclosures; (xiv) challenges relating to existing or future legislation and regulations pertaining to AI, AI-enabled products and the use of biometrics and other video analytics; (xv) the impact, including increased costs and potential liabilities, associated with changes in laws and regulations regarding cybersecurity, privacy, data protection, data sovereignty and information security; (xvi) the impact of government regulation of radio frequencies; (xvii) regulations, laws and other compliance requirements and risks applicable to our U.S. government customer contracts and grants; (xviii) the impact, including increased costs and additional compliance obligations, associated with existing or future telecommunications-related laws and regulations; (xix) impact of product regulatory and safety, consumer, worker safety and environmental product compliance and remediation laws; (xx) impact of tax matters; (xxi) increased cybersecurity threats, a security breach or other significant disruption of our IT systems or those of our outsource partners, suppliers or customers; (xxii) our inability to protect our intellectual property or potential infringement of intellectual property rights of third parties; (xxiii) risks relating to intellectual property licenses and intellectual property indemnities in our customer and supplier contracts; (xxiv) our license of the MOTOROLA, MOTO, MOTOROLA SOLUTIONS and the Stylized M logo and all derivatives and formatives thereof from Motorola Trademark Holdings, LLC; (xxv) inability to access the capital markets for financing on acceptable terms and conditions; (xxvi) exposure to exchange rate fluctuations on cross-border transactions and the translation of local currency results into U.S. dollars; (xxvii) impact of returns on pension and retirement plan assets and interest rate changes; and (xxviii) the return of capital to shareholders through dividends and/or repurchasing shares. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
The company uses its website as a means of disclosing material, non-public information and for complying with the company's disclosure obligations under Regulation FD. Therefore, the company encourages investors to monitor the Investor Relations page of the company's website at www.motorolasolutions.com/investors, and review the information the company posts on that page.
About Motorola Solutions | Solving for safer
Safety and security are at the heart of everything we do at Motorola Solutions. We build and connect technologies to help protect people, property and places. Our solutions foster the collaboration that’s critical for safer communities, safer schools, safer hospitals, safer businesses, and ultimately, safer nations. Learn more about our commitment to innovating for a safer future for us all at www.motorolasolutions.com.
MEDIA CONTACT
Matt Schuler
Motorola Solutions
+1 312-909-5234
matt.schuler@motorolasolutions.com
INVESTOR CONTACT

Brian Piotrowski
Motorola Solutions
+1 847-576-6899
Brian.Piotrowski@motorolasolutions.com
MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2026 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	July 4, 2026	June 28, 2025
Net sales from products	$1,818	$1,533
Net sales from services	1,315	1,232
Net sales	3,133	2,765
Costs of products sales	702	646
Costs of services sales	753	706
Costs of sales	1,455	1,352
Gross margin	1,678	1,413
Selling, general and administrative expenses	496	450
Research and development expenditures	260	231
Other charges	18	1
Intangibles amortization	95	39
Operating earnings	809	692
Other income (expense):
Interest expense, net	(103)	(55)
Other, net	36	43
Total other expense	(67)	(12)
Net earnings before income taxes	742	680
Income tax expense	184	165
Net earnings	558	515
Less: Earnings attributable to non-controlling interests	1	2
Net earnings attributable to Motorola Solutions, Inc.	$557	$513
Earnings per common share:
Basic	$3.36	$3.08
Diluted	$3.33	$3.04
Weighted average common shares outstanding:
Basic	165.8	166.8
Diluted	167.2	168.8

	Percentage of Net Sales*
Net sales from products	58.0%	55.4%
Net sales from services	42.0%	44.6%
Net sales	100.0%	100.0%
Costs of products sales	38.6%	42.1%
Costs of services sales	57.3%	57.3%
Costs of sales	46.4%	48.9%
Gross margin	53.6%	51.1%
Selling, general and administrative expenses	15.8%	16.3%
Research and development expenditures	8.3%	8.4%
Other charges	0.6%	—%
Intangibles amortization	3.0%	1.4%
Operating earnings	25.8%	25.0%
Other income (expense):
Interest expense, net	(3.3)%	(2.0)%
Other, net	1.1%	1.6%
Total other expense	(2.1)%	(0.4)%
Net earnings before income taxes	23.7%	24.6%
Income tax expense	5.9%	6.0%
Net earnings	17.8%	18.6%
Less: Earnings attributable to non-controlling interests	—%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	17.8%	18.6%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Six Months Ended
	July 4, 2026	June 28, 2025
Net sales from products	$3,300	$2,980
Net sales from services	2,548	2,313
Net sales	5,848	5,293
Costs of products sales	1,332	1,220
Costs of services sales	1,476	1,360
Costs of sales	2,808	2,580
Gross margin	3,040	2,713
Selling, general and administrative expenses	935	886
Research and development expenditures	512	464
Other charges	74	13
Intangibles amortization	185	76
Operating earnings	1,334	1,274
Other income (expense):
Interest expense, net	(208)	(106)
Other, net	56	59
Total other expense	(152)	(47)
Net earnings before income taxes	1,182	1,227
Income tax expense	256	280
Net earnings	926	947
Less: Earnings attributable to non-controlling interests	3	4
Net earnings attributable to Motorola Solutions, Inc.	$923	$943
Earnings per common share:
Basic	$5.57	$5.65
Diluted	$5.51	$5.57
Weighted average common shares outstanding:
Basic	165.8	166.8
Diluted	167.6	169.4

	Percentage of Net Sales*
Net sales from products	56.4%	56.3%
Net sales from services	43.6%	43.7%
Net sales	100.0%	100.0%
Costs of products sales	40.4%	40.9%
Costs of services sales	57.9%	58.8%
Costs of sales	48.0%	48.7%
Gross margin	52.0%	51.3%
Selling, general and administrative expenses	16.0%	16.7%
Research and development expenditures	8.8%	8.8%
Other charges	1.3%	0.2%
Intangibles amortization	3.2%	1.4%
Operating earnings	22.8%	24.1%
Other income (expense):
Interest expense, net	(3.6)%	(2.0)%
Other, net	1.0%	1.1%
Total other expense	(2.6)%	(0.9)%
Net earnings before income taxes	20.2%	23.2%
Income tax expense	4.4%	5.3%
Net earnings	15.8%	17.9%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	15.8%	17.8%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 4, 2026	December 31, 2025
Assets
Cash and cash equivalents	$710	$1,165
Accounts receivable, net	2,160	2,200
Contract assets	1,455	1,574
Inventories, net	1,333	983
Other current assets	474	378
Total current assets	6,132	6,300
Property, plant and equipment, net	1,167	1,165
Operating lease assets	571	581
Investments	300	187
Deferred income taxes	733	761
Goodwill	6,883	6,800
Intangible assets, net	2,951	3,104
Other assets	505	491
Total assets	$19,242	$19,389
Liabilities and Stockholders' Equity
Short-term borrowings	$615	$749
Accounts payable	957	1,134
Contract liabilities	2,341	2,265
Accrued liabilities	1,666	1,930
Total current liabilities	5,579	6,078
Long-term debt	8,417	8,413
Operating lease liabilities	442	471
Other liabilities	2,116	2,000
Total Motorola Solutions, Inc. stockholders’ equity	2,672	2,410
Non-controlling interests	16	17
Total liabilities and stockholders’ equity	$19,242	$19,389

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	July 4, 2026	June 28, 2025
Operating
Net earnings	$558	$515
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	148	86
Contingent earnout adjustment	16	—
Non-cash other income	(8)	(12)
Share-based compensation expenses	104	74
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(119)	(68)
Inventories	(156)	(22)
Other current assets and contract assets	(94)	(44)
Accounts payable, accrued liabilities and contract liabilities	82	(281)
Other assets and liabilities	(72)	24
Deferred income taxes	10	—
Net cash provided by operating activities	469	272
Investing
Acquisitions and investments, net	(100)	(14)
Proceeds from sales of investments and businesses, net	4	2
Capital expenditures	(55)	(48)
Net cash used for investing activities	(151)	(60)
Financing
Net proceeds from issuance of debt	—	1,983
Net proceeds from short-term borrowings	65	—
Repayments of short-term debt	—	(252)
Revolving credit facility renewal fees	—	(5)
Issuances of common stock, net of tax	(3)	54
Purchases of common stock	(331)	(218)
Payments of dividends	(201)	(182)
Payments of dividends to non-controlling interests	(4)	(4)
Net cash provided by (used for) financing activities	(474)	1,376
Effect of exchange rate changes on total cash and cash equivalents	(20)	54
Net increase (decrease) in total cash and cash equivalents	(176)	1,642
Cash and cash equivalents, beginning of period	886	1,564
Cash and cash equivalents, end of period	$710	$3,206

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	July 4, 2026	June 28, 2025
Operating
Net earnings	$926	$947
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	291	167
Contingent earnout adjustment	91	—
Non-cash other income	—	(5)
Share-based compensation expenses	204	140
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	36	129
Inventories	(355)	(84)
Other current assets and contract assets	9	(122)
Accounts payable, accrued liabilities and contract liabilities	(208)	(455)
Other assets and liabilities	(84)	49
Deferred income taxes	10	17
Net cash provided by operating activities	920	783
Investing
Acquisitions and investments, net	(224)	(464)
Proceeds from sales of investments and businesses, net	6	12
Capital expenditures	(117)	(85)
Proceeds from sales of property, plant and equipment	1	—
Net cash used for investing activities	(334)	(537)
Financing
Net proceeds from issuance of debt	—	1,983
Net proceeds from short-term borrowings	65	—
Repayments of short-term debt	(200)	(252)
Revolving credit facility renewal fees	—	(5)
Issuances of common stock, net of tax	(9)	(37)
Purchases of common stock	(449)	(543)
Payments of dividends	(402)	(364)
Payments of dividends to non-controlling interests	(4)	(4)
Net cash provided by (used for) financing activities	(999)	778
Effect of exchange rate changes on total cash and cash equivalents	(42)	80
Net increase (decrease) in total cash and cash equivalents	(455)	1,104
Cash and cash equivalents, beginning of period	1,165	2,102
Cash and cash equivalents, end of period	$710	$3,206

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(In millions)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net cash provided by operating activities	$469	$272	$920	$783
Capital expenditures	(55)	(48)	(117)	(85)
Free cash flow	$414	$224	$803	$698

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Reconciliation of Net Earnings Attributable to MSI to Non-GAAP Net Earnings Attributable to MSI
(In millions)

		Three Months Ended		Six Months Ended
	Statement Line	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net earnings attributable to MSI		$557	$513	$923	$943
Non-GAAP adjustments before income taxes:
Share-based compensation expenses	Cost of sales, SG&A and R&D	$104	$74	$204	$140
Intangible assets amortization expense	Intangibles amortization	95	39	185	76
Contingent earnout adjustment	Other charges (income)	16	—	91	—
Reorganization of business charges	Cost of sales and Other charges (income)	15	14	30	31
Acquisition-related transaction fees	Other charges (income)	5	2	13	8
Operating lease asset impairments	Other charges (income)	3	—	5	—
Legal settlements	Other charges (income)	3	1	4	5
Hytera-related legal expenses	SG&A	1	6	6	20
Assessments of uncertain tax positions	Interest income, net, Other (income) expense	1	—	1	1
Fixed asset impairments	Other charges (income)	1	—	1	—
Loss on financing issuance costs	Other (income) expense	—	2	—	2
Fair value adjustments to equity investments	Other (income) expense	(13)	(18)	(8)	(13)
Gain on Hytera litigation	Other charges (income)	(20)	(10)	(60)	(20)
Total Non-GAAP adjustments before income taxes		$211	$110	$472	$250
Income tax expense on Non-GAAP adjustments		31	21	92	51
Total Non-GAAP adjustments after income taxes		180	89	380	199
Non-GAAP Net earnings attributable to MSI		$737	$602	$1,303	$1,142

Calculation of Non-GAAP Tax Rate
(In millions)

	Three Months Ended		Six Months Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net earnings before income taxes	$742	$680	$1,182	$1,227
Total Non-GAAP adjustments before income taxes*	211	110	472	250
Non-GAAP Net earnings before income taxes	953	790	1,654	1,477
Income tax expense	184	165	256	280
Income tax expense on Non-GAAP adjustments**	31	21	92	51
Total Non-GAAP Income tax expense	$215	$186	$348	$331
Non-GAAP Tax rate	22.6%	23.5%	21.0%	22.4%
*See reconciliation on Non-GAAP-2 table above for detail on Non-GAAP adjustments before income taxes
**Income tax impact of highlighted items

Non-GAAP-2
Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share*

		Three Months Ended		Six Months Ended
	Statement Line	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net earnings attributable to MSI		$3.33	$3.04	$5.51	$5.57
Non-GAAP adjustments before income taxes:
Share-based compensation expenses	Cost of sales, SG&A and R&D	$0.61	$0.44	$1.22	$0.83
Intangible assets amortization expense	Intangibles amortization	0.56	0.23	1.10	0.45
Contingent earnout adjustment	Other charges (income)	0.10	—	0.54	—
Reorganization of business charges	Cost of sales and Other charges (income)	0.09	0.08	0.18	0.18
Acquisition-related transaction fees	Other charges (income)	0.03	0.01	0.08	0.05
Operating lease asset impairments	Other charges (income)	0.02	—	0.03	—
Legal settlements	Other charges (income)	0.02	0.01	0.02	0.03
Hytera-related legal expenses	SG&A	0.01	0.04	0.04	0.12
Assessments of uncertain tax positions	Interest income, net, Other (income) expense	0.01	—	0.01	0.01
Fixed asset impairments	Other charges (income)	0.01	—	0.01	—
Loss on financing issuance costs	Other (income) expense	—	0.01	—	0.01
Fair value adjustments to equity investments	Other (income) expense	(0.08)	(0.11)	(0.05)	(0.08)
Gain on Hytera litigation	Other charges (income)	(0.12)	(0.06)	(0.36)	(0.12)
Total Non-GAAP adjustments before income taxes		$1.26	$0.65	$2.82	$1.48
Income tax expense on Non-GAAP adjustments		0.18	0.12	0.55	0.31
Total Non-GAAP adjustments after income taxes		1.08	0.53	2.27	1.17
Non-GAAP Net earnings attributable to MSI		$4.41	$3.57	$7.78	$6.74

Diluted Weighted Average Common Shares		167.2	168.8	167.6	169.4
*Indicates Non-GAAP Diluted EPS

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Reconciliations of Operating Earnings to Non-GAAP Operating Earnings and Operating Margin to Non-GAAP Operating Margin
(In millions)

	Three Months Ended
	July 4, 2026			June 28, 2025
	Products and Systems Integration	Software and Services	Total	Products and Systems Integration	Software and Services	Total
Net sales	$1,908	$1,225	$3,133	$1,653	$1,112	$2,765
Operating earnings ("OE")	453	356	809	363	329	692
Above OE non-GAAP adjustments:
Share-based compensation expenses	68	36	104	54	20	74
Intangible assets amortization expense	65	30	95	16	23	39
Contingent earnout adjustment	15	1	16	—	—	—
Reorganization of business charges	10	5	15	10	4	14
Acquisition-related transaction fees	2	3	5	2	—	2
Operating lease asset impairments	2	1	3	—	—	—
Legal settlements	2	1	3	1	—	1
Hytera-related legal expenses	1	—	1	6	—	6
Fixed asset impairments	1	—	1	—	—	—
Gain on Hytera litigation	(20)	—	(20)	(10)	—	(10)
Total above-OE non-GAAP adjustments	146	77	223	79	47	126
Operating earnings after non-GAAP adjustments	$599	$433	$1,032	$442	$376	$818

Operating earnings as a percentage of net sales - GAAP	23.7%	29.1%	25.8%	22.0%	29.6%	25.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	31.4%	35.3%	32.9%	26.7%	33.8%	29.6%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Reconciliations of Operating Earnings to Non-GAAP Operating Earnings and Operating Margin to Non-GAAP Operating Margin
(In millions)

	Six Months Ended
	July 4, 2026			June 28, 2025
	Products and Systems Integration	Software and Services	Total	Products and Systems Integration	Software and Services	Total
Net sales	$3,468	$2,380	$5,848	$3,199	$2,094	$5,293
Operating earnings ("OE")	666	668	1,334	715	559	1,274
Above-OE non-GAAP adjustments:
Share-based compensation expenses	134	70	204	102	38	140
Intangible assets amortization expense	127	58	185	32	44	76
Contingent earnout adjustment	82	9	91	—	—	—
Reorganization of business charges	21	9	30	22	9	31
Acquisition-related transaction fees	2	11	13	2	6	8
Hytera-related legal expenses	6	—	6	20	—	20
Operating lease asset impairments	3	2	5	—	—	—
Legal settlements	3	1	4	3	2	5
Fixed asset impairments	1	—	1	—	—	—
Gain on Hytera litigation	(60)	—	(60)	(20)	—	(20)
Total above-OE non-GAAP adjustments	319	160	479	161	99	260
Operating earnings after non-GAAP adjustments	$985	$828	$1,813	$876	$658	$1,534

Operating earnings as a percentage of net sales - GAAP	19.2%	28.1%	22.8%	22.4%	26.7%	24.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	28.4%	34.8%	31.0%	27.4%	31.4%	29.0%

Non-GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Reconciliation of Revenue to Non-GAAP Organic Revenue
(In millions)

	Three Months Ended
	July 4, 2026	June 28, 2025	% Change
Net sales	$3,133	$2,765	13%
Non-GAAP adjustments:
Sales from acquisitions	243	—
Organic revenue	$2,890	$2,765	5%

	Six Months Ended
	July 4, 2026	June 28, 2025	% Change
Net sales	$5,848	$5,293	10%
Non-GAAP adjustments:
Sales from acquisitions	466	3
Organic revenue	$5,382	$5,290	2%